ASSIGNMENT AGREEMENT

IN THIS AGREEMENT, made and entered into as of the 30 day of October 2008 ("Effective Date"), Incablock International, LLC, a California limited liability company, having its principal place of business at 3035 Degen Drive, Bonita, California 91902 (hereinafter "Incablock"), and Driver Passport, Inc., a North Dakota corporation, having a principal place of business at 1168 12th Street NE, Grand Forks, North Dakota, 58201 (hereinafter "Driver Passport"), agree as follows:

1. Incablock owns all right, title, and interest in and to United States Patent No. 7,305,803 (the '803 Patent), a copy of which is attached hereto as Attachment A.

2. Driver Passport desires to acquire, and Incablock is willing to assign to Driver Passport, all of Incablock's right, title, and interest in and to the '803 Patent.

3. Subject to the terms herein, Incablock hereby transfers, grants, conveys, assigns and relinquishes exclusively to Driver Passport all of Incablock's right, title, and interest in and to the '803 Patent, all reissues, reexaminations, and extensions thereof, and all accrued causes of actions for damages for infringement thereof.

4. In consideration of Incablock's sale of its rights in the '803 Patent to Driver Passport, Driver Passport will provide to Incablock (1) on the Effective Date, an option to purchase twenty million (20,000,000) shares of the Driver Passport's Common Stock, which will be issued to Incablock and may be assigned within the discretion of Incablock, and (2) installment payments ("Installment Payments") as described in Sections 4.1, 4.2, 4.3, and 4.4. The exercise of the option shall be contingent upon Driver Passport having the requisite number of shares of common stock available and authorized in accordance with Driver Passport's charter. The exercise price for the option shall be an aggregate price of $1.00 for the twenty million (20,000,000) shares. The form of the option to be used is attached hereto as Attachment B. Such issuance shall be undertaken in accordance with the exemptions from the registration and qualification provisions of the Securities Act of 1933 and the California Corporate Securities Law of 1968.

4.1. Notwithstanding any assignment, disclaimer, or relinquishment of Driver Passport's rights to the '803 Patent subsequent to the Effective Date, Driver Passport will be under a continued obligation to make Installment Payments to Incablock of two percent (2%) of the Net Sales Price (as defined below), after collection by Driver Passport, of any and all products the manufacture, use, sale, offer for sale, or import of which, but for the assignment granted in this Agreement, would infringe or contribute to the infringement of any claim of the '803 Patent as the patent existed on the Effective Date ("Products"). Driver Passport's payment obligation herein will continue from the Effective Date up to and including the later of (1) the life of the '803 Patent or its reissues, reexaminations, and extensions thereof, or (2) May 16, 2025, and will apply to Products of Driver Passport, its assignees, licensees, or other third parties

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acting under the direction, authority or control of Driver Passport (collectively "Licensees") and will be calculated as if Driver Passport had itself sold or disposed of the products.

4.2. "Net Sales Price" means Driver Passport's or Licensees' invoice price before deduction of any other items, including but not limited to agents' commissions and cash discounts. Installment Payments to Incablock will be paid after Driver Passport has collected their fees from any of their buyers. Where Products are not sold, but are otherwise disposed of, the Net Sales Price of such Products for the purposes of computing Installment Payments herein will be Driver Passport's or its Licensees' cost of manufacturer of said Products, determined by Driver Passport's or its Licensees' customary accounting procedures. In order to assure to Incablock the full payments contemplated in this Agreement, Driver Passport agrees that in the event any Products are sold for the purposes of resale either (1) to a corporation, firm or association that, or individual who, owns a controlling interest in Driver Passport by stock ownership or otherwise, or (2) to a corporation, firm or association in which Driver Passport's or its stockholders own a controlling interest by stock ownership or otherwise, the Installment Payments to be paid to Incablock, in respect to such Products will be computed on the Net Sales Price at which the purchaser for resale sells such Products rather than on the Net Sales Price of Driver Passport.

4.3. Not later than the last day of each January, April, July, and October, Driver Passport will furnish to Incablock a written statement in such detail as Incablock may reasonably require of Installment Payments due pursuant to Section 4.1 and 4.2 for the quarterly periods ended the last days of the preceding December, March, June, and September, respectively, and will pay to Incablock all amounts due to Incablock. Such amounts are due at the dates the statements are due. If no amount is due during the quarterly period, a written statement to that effect will be furnished.

4.4. Payments provided for in this Agreement, when overdue, will bear interest at a rate per annum equal to one percent (1%) in excess of the "PRIME RATE" published by the "Wall Street Journal" at the time such payment is due, and for the time period until payment is received by Incablock.

4.5. Driver Passport and Licensees will keep accurate records of all operations affecting payments hereunder, and will permit Incablock or its duly authorized agent to inspect all such records and to make copies of or extracts from such records during regular business hours throughout the term of this Agreement and for a reasonable period of not less than three (3) years thereafter.

5. Incablock will execute and deliver to Driver Passport the Assignment in Attachment C hereto, and, from time to time after the date hereof, upon the request of Driver Passport, such further conveyance instruments as may be necessary or desirable to evidence more fully the transfer of ownership of the '803 Patent to Driver Passport, or the original ownership of the '803 Patent on the part of Incablock, to the fullest extent possible. Incablock further agrees to provide testimony in connection with any proceeding affecting right, title, interest, or benefit of Driver Passport in and to the '803 Patent and to perform any other acts deemed reasonably necessary to

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carry out the intent of this Agreement. Driver Passport will reimburse Incablock for any and all costs reasonably incurred by Incablock in performance under this paragraph.

6. In furtherance of this Agreement, Incablock hereby acknowledges that, from the Effective Date forward, Driver Passport has succeeded to all of Incablock's right, title, and standing to receive all rights and benefits pertaining to the '803 Patent, institute and prosecute all suits and proceedings, and take all actions that Driver Passport, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind under any and all of the '803 Patent, whether arising before or after the Effective Date, defend and compromise any and all such actions, suits or proceedings relating to such transferred and assigned rights, title, interest, and benefits, and do all other such acts and things in relation thereto as he, in his sole discretion deems advisable.

7. Incablock represents and warrants that no prior transfers of the '803 Patent have been made to any third parties, and that no consents of any other parties are necessary or appropriate under any agreements concerning the '803 Patent in order for the transfer and assignment of '803 Patent under this Agreement to be legally effective.

8. Incablock represents and warrants that, to the best of its knowledge, upon consummation of this Agreement, Driver Passport shall have good and marketable title to the '803 Patent, free and clear of any and all liens, mortgages, encumbrances, pledges, security interests, licenses, or charges of any nature whatsoever.

9. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

10. This Agreement shall inure to the benefit of, and be binding on, the parties hereto together with their respective legal representatives, successors, and assigns.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of California (excluding conflicts of law rules) and of the United States, and the parties hereby consent to submit to the jurisdiction of the courts located in San Diego County, California, in connection with any dispute arising out of or concerning this Agreement.

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12. This Agreement merges and supersedes all prior and contemporaneous agreements, assurances, representations, and communications between or among the parties hereto concerning the matters set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Incablock International, LLC	Driver Passport, Inc.
By: [signature]	By: [signature]
Its: LEGAL REPRESENTATIVE	Its: CEO
Date: 10-30-08	Date: 10-30-08

US007305803B2

(12) **United States Patent**
Correa et al.

(10) **Patent No.:** **US 7,305,803 B2**
(45) **Date of Patent:** **Dec. 11, 2007**

(54) **BLOCK CONSTRUCTION SYSTEM**

(76) Inventors: **Daniel Correa**, 3035 Degen Dr., Bonita, CA (US) 91902; **Lorenzo Correa**, 527 Chestnut St., Redwood City, CA (US) 94063

(*) Notice: Subject to any disclaimer, the term of this patent is extended or adjusted under 35 U.S.C. 154(b) by 657 days.

(21) Appl. No.: **10/629,151**

(22) Filed: **Jul. 29, 2003**

(65) **Prior Publication Data**

US 2004/0020155 A1 Feb. 5, 2004

Related U.S. Application Data

(63) Continuation-in-part of application No. 09/666,490, filed on Sep. 18, 2000, now abandoned.

(51) **Int. Cl.**
E04B 5/04 (2006.01)

(52) **U.S. Cl.** **52/604**; 52/503; 52/609; 52/607

(58) **Field of Classification Search** 52/503, 52/604, 605, 607, 609

See application file for complete search history.

(56) **References Cited**

U.S. PATENT DOCUMENTS

786,884	A	*	4/1905	Faulkner	52/289
894,122	A	*	7/1908	Dougherty	52/302.4
1,736,844	A		9/1929	Larkin	
1,995,477	A		3/1935	Kenbury	
2,012,824	A		8/1935	Roberts	
2,141,035	A	*	12/1938	Daniels	202/223
2,363,405	A		1/1944	Eichelberger	
2,432,622	A		12/1947	Johnston	
2,655,032	A	*	10/1953	Zagray	52/581.1
2,847,899	A		8/1958	Gruber	
2,981,383	A		4/1961	Dunn	
3,418,774	A		12/1968	Kocher et al.	
3,995,402	A		12/1976	Parenteau	
4,035,975	A		7/1977	Gergely	
4,426,815	A		1/1984	Brown	
4,485,604	A		12/1984	Palamara et al.	

(Continued)

OTHER PUBLICATIONS

MCIBS, Inc., "Mortarless Interlocking Money-Saving System-Mortarless Concrete Block Construction", 1981, St. Louis, Missouri.

(Continued)

Primary Examiner—Jeanette E. Chapman
Assistant Examiner—Basil Katcheves
(74) *Attorney, Agent, or Firm*—Nydegger & Associates

(57) **ABSTRACT**

A block construction system includes interlocking, self-aligning blocks that can be used to construct structures with mortarless joints. A typical block has a top face that is formed with a raised, substantially flat horizontal portion that extends between a pair of longitudinally aligned rounded edges. Longitudinally aligned horizontal stop surfaces extend from each rounded edge. A bottom face of the block is formed with a pair of longitudinally aligned stop surfaces and a substantially flat portion that is positioned between and recessed from the stop surfaces. For two stacked blocks, the recessed portion of the top block receives and engages the raised portion of the bottom block preventing lateral movement of one block relative to the other. To interlock adjacent blocks on a common course, one end face of each block is formed with a vertically aligned tongue and the other end face is formed with a corresponding groove.

20 Claims, 5 Drawing Sheets


100
102
119
114a
149b
114b
108
149a
106
142b
110
142a
112
104
132

U.S. PATENT DOCUMENTS

4,498,266 A		2/1985	Perreton	
4,651,485 A		3/1987	Osborne	
5,022,210 A		6/1991	Scott	
5,205,675 A		4/1993	Hamel	
5,339,592 A		8/1994	Schmid	
5,365,714 A	*	11/1994	Potvin	52/590.2
5,421,135 A		6/1995	Stevens et al.	
5,457,926 A	*	10/1995	Jensen	52/604
5,657,597 A		8/1997	Loftus	
6,053,661 A	*	4/2000	Lewis	405/36
6,244,009 B1	*	6/2001	Cerrato	52/604

OTHER PUBLICATIONS

True Cast Concrete Products, "How to Build Your Own Interlocking Mortarless Concrete Block Wall", Sun Valley, CA.

* cited by examiner

879573.4


100
119
102
114a
149b
114b
108
149a
106
142b
110
142a
112
104
132

Fig. 1


116a 114a 119 102 114b
118a
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124a 122a 125 122b "r"

Fig. 3


100
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3
3
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Fig. 2


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Fig. 4


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Fig. 5


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Fig. 6


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Fig. 7


400
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Fig. 8


400
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Fig. 9


100'
168
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400'
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336'

Fig. 10


500
170
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536a
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502
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536b
506

Fig. 11


178a
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Fig. 12


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748
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Fig. 13


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Fig. 14


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Fig. 15


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Fig. 16


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Fig. 17


1236
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1200
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Fig. 18


2214
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Fig. 19


2214
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Fig. 20

BLOCK CONSTRUCTION SYSTEM

This application is a continuation-in-part of application Ser. No. 09/666,490 filed Sep. 18, 2000 now abandoned. The contents of application Ser. No. 09/666,490 are incorporated herein by reference.

FIELD OF THE INVENTION

The present invention pertains generally to concrete block construction systems. More particularly, the present invention pertains to blocks for constructing walls having mortarless joints. The present invention is particularly, but not exclusively, useful as a concrete block construction system having interlocking, self-aligning blocks.

BACKGROUND OF THE INVENTION

Traditionally, walls constructed using block required mortar joints between courses of blocks and between blocks within a course. One advantage of mortar joints is that they produce a wall having a somewhat aesthetically pleasing, decorative appearance. Specifically, the mortar joints reveal the block pattern (i.e. bond) of the wall, which is often desirable for architectural purposes. On the other hand, the use of mortar joints presents several disadvantages. For one, structures with mortar joints are expensive, in part due to the cost of the mortar material and the labor cost involved in preparing (i.e. mixing) the mortar at the construction site.

In addition to the cost of the mortar, construction using mortar joints tends to be expensive because it is time consuming to apply the mortar and then level and align each block. These construction steps are usually performed by a skilled mason who typically garners a relatively high hourly wage. Another disadvantage associated with a mortar joints is that mortar joints are relatively weak as compared to the remainder of the structure. This is partially due to the fact that the mortar is prepared at the construction site, often under non-optimal conditions. Unlike the mortar joints, concrete blocks are generally strong because they are typically pressure molded at a factory in a controlled environment. Moreover, block walls with weak mortar joints are particularly susceptible to damage if the wall is shaken, for example, during a moderate to strong earthquake.

Mortarless joint construction block systems offer an alternative to the labor intensive process used to prepare structures with mortar joints. These mortarless joint systems often rely on specific features that are formed on the blocks to interlock the blocks and hold the resulting wall together. Once interlocked, a mortar mix can be pumped or poured into holes in the blocks in a relatively non labor-intensive process to produce a wall having excellent structural integrity. In some cases the blocks can be designed for construction of walls that are reinforced using re-bar.

Once the wall is erected, it is often covered with plaster to enhance its appearance. For plaster covered walls, the plaster functions to prevent water from entering the joint between blocks where the water can damage the structural integrity of the wall. On the other hand, it is somewhat costly and time consuming to plaster the entire outside surface of a wall. Accordingly, it is sometimes desirable to use a wall without plaster on some or all of the wall's outside surfaces. However, currently available mortarless joint systems do not effectively prevent water from seeping into the joints between blocks, and accordingly, these system require a surface coating such as plaster to ensure the structural integrity of the block wall is maintained.

Another important factor that must be considered in the design of interlocking block construction systems is their resistance to earthquakes. Strong earthquakes and some moderately strong earthquakes can shake a block wall causing rigid joints between blocks to fracture. Typical interlocking block systems do not allow for any movement at the joints between adjacent blocks. Because of this rigid structure, walls constructed using these systems tend to fail when exposed to moderately strong seismic activity. On the other hand, the present invention recognizes that some movement between adjacent blocks (on the same course and between courses) can prevent cracking during seismic activity. In particular, the present invention recognizes that hinge-type movement between adjacent blocks can allow a wall to withstand relatively strong seismic activity without damage.

In light of the above, it is an object of the present invention to provide concrete block construction systems having interlocking, self-aligning blocks. It is another object of the present invention to provide block construction systems having mortarless joints which are designed to prevent water from seeping into joints between blocks. It is yet another object of the present invention to provide a block construction system for producing walls that can be used without failure in areas that experience frequent seismic activity. Yet another object of the present invention is to provide a block construction system which is easy to use, relatively simple to implement, and comparatively cost effective.

SUMMARY OF THE INVENTION

The present invention is directed to a block construction system having interlocking, self-aligning blocks that can be used to construct walls of various shapes and sizes. Because the blocks lock together, mortar joints between blocks are not required. A typical stretcher block for use in the system has the general shape of a rectangular parallelepiped and includes a top face and an opposed bottom face that each extend longitudinally from a first end face to a second end face. The stretcher block further includes opposed side faces that each extend from the first end face to the second end face.

To interlock and align stretcher blocks on successive courses, the top face of each stretcher block is formed with a pair of raised, substantially flat, substantially co-planar, horizontal portions that are positioned between a pair of longitudinally aligned edges. Each edge is rounded and extends downwardly from a respective flat portion to prevent water from seeping up into the interface between stacked blocks. Between the flat portions, the top face is formed with a longitudinally aligned, rectangular shaped slot. The top face is further formed with a pair of substantially flat, horizontal stop surfaces that extend longitudinally on the top face. Each stop surface is positioned on the top face adjacent a respective rounded edge and thus, each rounded edge extends between a flat raised portion and a respective stop surface.

The bottom face of each stretcher block is formed with a pair of longitudinally aligned stop surfaces and a pair of substantially flat, substantially coplanar portions that are positioned between and recessed from the stop surfaces. The bottom face further includes a pair of curved surfaces that are each shaped to substantially conform to a respective rounded edge on the top face. Each curved surface extends downwardly from the flat portion to a respective stop surface. Between the flat portions, the bottom face is formed with a longitudinally aligned, rectangular shaped, seg-

mented tongue which is positioned on the bottom face for insertion into the top-face slot of a block on an immediately lower course of blocks.

When a first stretcher block is stacked on a second stretcher block, the recessed portion of the top block receives and engages the raised portion of the bottom block preventing lateral movement of one block relative to the other. Also, the slot of the bottom block receives and engages the segmented tongue of the top block preventing lateral movement of one block relative to the other. In addition, the bottom face stop surfaces engage the top face stop surfaces to vertically self-align the first block with the second block. For the block construction system, the curved surfaces and rounded edges are formed with a relatively large radius of curvature, r, allowing for a minor adjustment in the vertical alignment of the blocks, if required.

To interlock adjacent blocks on a common course, the first end face of each stretcher block is formed with a vertically aligned tongue that is positioned approximately midway between the two sides of the block. The vertical tongue is formed with a tongue surface having a relatively large radius of curvature, R. More specifically, the tongue surface extends along the radius of curvature, R, approximately one-hundred eighty degrees (i.e. the vertical tongue is shaped as a semi-circle in a horizontal cross-section through the tongue).

For the construction block system, the second end face of each stretcher block is formed with a vertically aligned groove having a groove surface substantially conformal with the tongue surface. With this cooperation of structure, the vertical groove can receive and engage the vertical tongue of an adjacent block on a common course and establish a hinge joint therebetween. The hinge joint self-aligns and locks the blocks together preventing lateral movement of one block relative to the other, but allows for a minor adjustment in the lateral alignment of the blocks, if required. In addition, the relatively large radius hinge joint accommodates minor vibrations without joint rupture (such as the vibration that may occur during a moderate to strong earthquake).

Other block configurations having some or all of the interlocking structures described above can be included in the block construction system. These other blocks include half-stretchers, end blocks, corner blocks, bond beam blocks, tee blocks, crossing blocks and other specialty blocks. The different block configurations can be combined to construct walls of various shapes and sizes. To accommodate mortar and vertical re-bar, each block is formed with one or more holes to establish vertically aligned passageways. Bond beam blocks are provided for use on selected courses to accommodate horizontal re-bar.

BRIEF DESCRIPTION OF THE DRAWINGS

The novel features of this invention, as well as the invention itself, both as to its structure and its operation, will be best understood from the accompanying drawings, taken in conjunction with the accompanying description, in which similar reference characters refer to similar parts, and in which:

FIG. **1** is a front perspective view of a stretcher block for use in a mortarless joint block construction system;

FIG. **2** is a rear perspective view of the stretcher block shown in FIG. **1**;

FIG. **3** is a cross sectional view of a pair of stacked blocks as would be seen along line **3-3** in FIG. **2**;

FIG. **4** is a bottom plan view of the stretcher block shown in FIG. **1**;

FIG. **5** is a top plan view of a pair of adjacent blocks in a common course;

FIG. **6** is a front perspective view of a half-stretcher block for use in a mortarless joint block construction system;

FIG. **7** is a front perspective view of a corner block for use in a mortarless joint block construction system;

FIG. **8** is a front perspective view of a tee block for use in a mortarless joint block construction system;

FIG. **9** is a rear perspective view of the tee block shown in FIG. **8**;

FIG. **10** is a top plan view of a course of blocks having stretcher blocks, a right corner block and a tee block;

FIG. **11** is a front perspective view of a cross block for use in a mortarless joint block construction system;

FIG. **12** is a front perspective view of a bond block for use in a mortarless joint block construction system;

FIG. **13** is a front perspective view of a block for use in a mortarless joint block construction system having vertical re-bar;

FIG. **14** is a front perspective view of a 45° block for use in a mortarless joint block construction system;

FIG. **15** is a front perspective view of an end block for use in a mortarless joint block construction system;

FIG. **16** is a front perspective view of a block formed with an opening for accommodating an electrical outlet;

FIG. **17** is a front perspective view of a block formed with an opening for accommodating a plumbing line;

FIG. **18** is a front perspective view of an indoor block for use in a mortarless joint block construction system;

FIG. **19** is a perspective view of a structure for reinforcing a block wall; and

FIG. **20** is a side view of a block wall incorporating the reinforcing structure shown in FIG. **19**.

DESCRIPTION OF THE PREFERRED EMBODIMENTS

Referring to FIGS. **1** and **2**, a stretcher block for use in a block construction system is shown and generally designated **100**. As shown in FIGS. **1** and **2**, the stretcher block **100** includes a top face **102** and an opposed bottom face **104** that each extend longitudinally from an end face **106** to an end face **108**. The stretcher block **100** shown in FIGS. **1** and **2** further includes opposed side faces **110**, **112** that each extend from the end face **106** to the end face **108**.

With cross-reference to FIGS. **1** and **3**, it can be seen that the top face **102** of each stretcher block **100***a,b* is formed with raised portions **114***a,b* that are substantially flat, substantially coplanar and are oriented substantially horizontally. Also shown, the raised portions **114***a,b* extend between a pair of longitudinally aligned edges **116***a,b*. Each edge **116***a,b* is rounded and extends downwardly from a respective raised portion **114***a,b* to prevent water from entering the interface between stacked blocks **100***a,b*. The top face **102** is further formed with a pair of substantially flat horizontal stop surfaces **118***a,b* that each extend longitudinally on the top face **102**. Each stop surface **118***a,b* is positioned on the top face **102** adjacent a respective rounded edge **116***a,b* and thus, each rounded edge **116***a,b* extends between the flat raised portion **114** and a respective stop surface **118***a,b*. The top face **102** is also formed with a longitudinally aligned, rectangular shaped slot **119** that is positioned substantially midway between the side faces **110**, **112** and separates raised portion **114***a* from raised portion **114***b*.

Continuing with cross-reference to FIGS. **1** and **3**, it can be seen that the bottom face **104** of each stretcher block **100** is formed with a pair of longitudinally aligned stop surfaces

120*a,b* and two recessed portions 122*a,b* that are substantially flat, substantially coplanar and are both positioned between and recessed from the stop surfaces' 120*a,b*. The bottom face 104 further includes a pair of curved surfaces 124*a,b* that are shaped to substantially conform to the rounded edges 116*a,b* on the top face 102, as shown. Further, each curved surface 124*a,b* extends downwardly from the recessed portion 122 to a respective stop surface 120*a,b*. Also, as best seen with cross reference to FIGS. 3 and 4, the bottom face 104 is formed with a longitudinally aligned, rectangular shaped tongue 125 made up of tongue segments 125*a-c* which are positioned on the bottom face 104 and sized for insertion into the slot 119 of a block 100 on an immediately lower course of blocks 100.

As best seen in FIG. 3, when stretcher block 100*a* is stacked on stretcher block 100*b*, the recessed portions 122*a,b* of block 100*a* receive and engage the raised portions 114*a,b* of block 100*b* preventing lateral movement (i.e. movement in the direction of arrow 126) of block 100*a* relative to block 100*b*. Also, the slot 119 of block 100*b* receives and engages one or more of the tongue segments 125*a-c* of the block 100*a*, also preventing lateral movement of block 100*a* relative to block 100*b*. In addition, as shown in FIG. 3, the bottom face stop surfaces 120*a,b* engage respective top face stop surfaces 118*a,b* to vertically self-align block 100*a* on block 100*b*.

FIG. 3 shows that the curved surfaces 124*a,b* and rounded edges 116*a,b* are formed with a relatively large radius of curvature, r. This relatively large radius of curvature, r allows for a minor adjustment in the vertical alignment of the blocks 100*a,b*, if required, and provides for a stable hinge joint between stacked blocks 100*a,b*. The hinge joint allows a minor rotation of block 100*a* relative to 100*b* during shaking of a wall made of the blocks 100, for example, during seismic activity. Specifically, for a block 100 having a width, w, (see FIG. 4), the curved surfaces 124*a,b* typically have a radius of curvature, r, that is greater than approximately one twelfth of the block width (r>w/12). For example, for a block 100 having a width, w, of approximately six inches (6"), the radius of curvature, r, is typically about one-half inches (r=0.5").

FIG. 3 shows that the sides 110, 112 of each block 100 are formed with a notch 128 immediately below each top face stop surface 118*a,b* to create a longitudinally aligned channel 130 with a bottom face stop surface 120*a,b*. The longitudinally aligned channel 130 is provided to simulate a decorative mortar joint between stacked blocks 100*a* and 100*b*. The channel 130 can be filled with mortar to simulate a mortar joint or can be left un-filled in which case the downward sloping curved surfaces 124 prevent water from seeping upward into the joint between blocks 100*a* and 100*b*.

FIG. 5 shows two adjacent blocks 100*c* and 100*d* in a common course. As shown, the end face 106 of each stretcher block 100 is formed with a vertically aligned tongue 132 (see also FIG. 1) that is positioned approximately midway between the two sides faces 110, 112. As further shown, the tongue 132 is formed with a tongue surface 134 having a relatively large radius of curvature, R. More specifically, the tongue surface 134 extends along the radius of curvature, R, approximately one-hundred eighty degrees. Thus, it can be seen that the tongue 132 is shaped as a semi-circle in a horizontal cross-section through the tongue 132.

Cross referencing FIGS. 2 and 5, it can be seen that the end face 108 of each stretcher block 100 is formed with a vertically aligned groove 136 having a groove surface 138 that is substantially conformal with the tongue surface 134. With this cooperation of structure, the groove 136 of block 100*d* closely receives and engages the tongue 132 of block 100*c* and prevents lateral movement of block 100*c* relative to the block 100*d* (i.e. movement in the direction of arrow 140 is prevented). Flat surfaces 142*a,b* (shown in FIG. 1) interact with respective flat surfaces 144*a,b* (shown in FIG. 2) to longitudinally align adjacent blocks 100*c,d*.

FIG. 5 shows that the tongue surface 134 and groove surface 138 are formed with a relatively large radius of curvature, R. Note: typically the groove surface 138 is formed with a slightly larger radius than the tongue surface 134 to ensure an easy fit between the tongue 132 and groove 136. The relatively large radius of curvature, R, allows for a minor adjustment in the longitudinal alignment of adjacent, common course blocks 100*c,d*, if required, and provides for a stable hinge joint between adjacent, common course blocks 100*c,d*. The hinge joint allows a minor rotation of block 100*c* relative to 100*d* during shaking of a wall made of the blocks 100, for example, during seismic activity. Specifically, for a block 100 having a width, w, the tongue surface 134 typically has a radius of curvature, R, that is greater than approximately one fourth of the block width (R>w/4). For example, for a block 100 having a width, w, of approximately six inches (6"), the radius of curvature, r, is typically about one and one-half inches (r=1.5").

FIG. 5 shows that the sides 110, 112 of each block 100 are formed with notches 146*a-d* to create vertically aligned channels 148*a,b* between adjacent, common course blocks 100*c,d*. The vertically aligned channels 148*a,b* are provided to simulate a decorative mortar joint between adjacent, common course blocks 100*c,d*. The channel 148 can be filled with mortar to simulate a mortar joint or can be left un-filled. In some cases, the side surfaces 110, 112 including the channels 130, 148*a* and 148*b* can be covered with plaster after wall construction to enhance the appearance of the wall.

As best seen in FIG. 1, the block 100 is formed with two holes 149*a,b* which extend vertically through the block 100. These holes 149*a,b* reduce the weight of the block 100 as well as the amount of material needed to make the block 100. In addition, the holes 149*a,b* are positioned for alignment with holes 149*a,b* of blocks 100 on adjacent block courses to establish vertically aligned passageways that can be filled with mortar, and in some cases, re-bar to strengthen the wall.

Referring now to FIG. 6, a half-stretcher block 200 for use in a block construction system, for example with block 100 (see FIG. 1) is shown. As shown in FIG. 6, the half-stretcher block 200 includes a top face 202 and an opposed bottom face 204 that each extend longitudinally from an end face 206 to an end face 208. As further shown, the top face 202 is formed with flat, raised portions 214*a,b*, and longitudinally aligned edges 216*a,b* that are rounded and extend downwardly from a respective raised portion 214*a,b* to prevent water from entering the interface between stacked blocks 200. The top face 202 is further formed with a pair of substantially flat horizontal stop surfaces 218*a,b* and a longitudinally aligned, rectangular shaped slot 219.

Continuing with reference to FIG. 6, it can be seen that the bottom face 204 is formed with a pair of longitudinally aligned stop surfaces 220*a,b*, two flat, recessed portions 222*a,b* and a pair of curved surfaces 224*a,b* that are shaped to substantially conform to the rounded edges 216*a,b* on the top face 202, as shown. Also, the bottom face 204 is formed with a longitudinally aligned, rectangular shaped tongue 225 sized for insertion into a corresponding slot 219. FIG. 6

shows that the block **200** is formed with a notch **228** immediately below each top face stop surface **218***a* to create a decorative mortar joint. In addition, the end face **206** is formed with a vertically aligned groove **236***a* and the end face **208** is formed with a vertically aligned groove **236***b*, each sized to closely receive a corresponding tongue, such as the tongue **132** of block **100** shown in FIG. **1**. It is to be appreciated that the above described cooperation of structure allows the half-stretcher block **200** to be used in a wall together with other blocks in the system such as block **100** described in detail above. Specifically, the block **200** can be stacked above or below a block **100** or can be positioned adjacent to a block **100** on a common course.

Referring now to FIG. **7**, a corner block **300** for use in a block construction system, for example with block **100** (see FIG. **1**) is shown. It is to be appreciated that corner block **300** shown is a left corner block and that a typical block construction system would include both left and right corner blocks. As shown in FIG. **7**, the corner block **300** includes a top face **302** and an opposed bottom face **304** that each extend longitudinally from an end face **306** to a substantially flat end face **308**. As further shown, a portion of the top face **302** is formed with flat, raised portions **314***a,b*, longitudinally aligned edges **316***a,b* that are rounded and extend downwardly from a respective raised portion **314***a,b* to prevent water from entering the interface between stacked blocks **300**. The top face **302** is further formed with a pair of substantially flat horizontal stop surfaces **318***a,b* and a longitudinally aligned, rectangular shaped slot **319**. Also shown, the top face **302** includes a substantially flat corner portion **150**.

Continuing with reference to FIG. **7**, it can be seen that a portion of the bottom face **304** is formed with a pair of longitudinally aligned stop surfaces **320***a,b*, two flat, recessed portions **322***a,b* and a pair of curved surfaces **324***a,b* that are shaped to substantially conform to the rounded edges **316***a,b* on the top face **302**, as shown. Also, a portion of the bottom face **304** is formed with a longitudinally aligned, rectangular shaped tongue **325** sized for insertion into a corresponding slot **319**. FIG. **7** shows that the block **300** is formed with a notch **328** immediately below each top face stop surface **318***a* to create a decorative mortar joint. In addition, the bottom face **304** is formed with a substantially flat corner portion **152** to correspond with a substantially flat corner portion **150** of a top surface **302** when one corner block **300** is stacked on another corner block **300**. In addition, the end face **306** is formed with a vertically aligned groove **336***a* sized to closely receive a corresponding tongue, such as the tongue **132** of block **100** shown in FIG. **1**.

Continuing with FIG. **7**, it can be seen that the corner block includes a substantially flat side face **310** and a side face **312** having a substantially flat portion **156**. Side face **312** is also formed with flat surfaces **158***a,b*, which project slightly from the flat portion **156**, and groove **336***b* that is sized to closely receive a corresponding tongue, such as the tongue **132** of block **100** shown in FIG. **1**. It is to be appreciated that the above-described cooperation of structure allows the corner block **300** to be used in a wall together with other blocks in the system such as blocks **100** or **200** described above.

Referring now to FIGS. **8** and **9**, a tee block **400** for use in a block construction system, for example with block **100** (see FIG. **1**) is shown. As shown in FIGS. **8** and **9**, the tee block **400** includes a top face **402** and an opposed bottom face **404** that each extend longitudinally from an end face **406** to an end face **408**. As further shown, a portion of the top face **402** is formed with flat, raised portions **414***a,b*, longitudinally aligned edges **416***a,b* that are rounded and extend downwardly from a respective raised portion **414***a,b* to prevent water from entering the interface between stacked blocks **400**. The top face **402** is further formed with a pair of substantially flat, horizontal stop surfaces **418***a,b* and a longitudinally aligned, rectangular shaped slot **419**. Also shown, the top face **402** includes a substantially flat tee portion **160**.

Continuing with reference to FIGS. **8** and **9**, it can be seen that a portion of the bottom face **404** is formed with a pair of longitudinally aligned stop surfaces **420***a,b*, two flat, recessed portions **422***a,b* and a pair of curved surfaces **424***a,b* that are shaped to substantially conform to the rounded edges **416***a,b* on the top face **402**, as shown. Also, a portion of the bottom face **404** is formed with a longitudinally aligned, rectangular shaped tongue **425** sized for insertion into a corresponding slot **419**. FIGS. **8** and **9** show that the block **400** is formed with a notch **428** immediately below top face stop surface **418***b* to create a decorative mortar joint. In addition, the bottom face **404** is formed with a substantially flat tee portion **162** to correspond with a substantially flat tee portion **160** of a top surface **402** when one tee block **400** is stacked on another tee block **400**. In addition, the end face **406** is formed with a vertically aligned groove **436***a* sized to closely receive a corresponding tongue, such as the tongue **132** of block **100** shown in FIG. **1**. Also, end face **408** is formed with a vertically aligned groove **436***b* sized to closely receive a corresponding tongue, such as the tongue **132** of block **100** shown in FIG. **1**.

Continuing with FIGS. **8** and **9**, it can be seen that the tee block **400** includes a substantially flat side face **410** and a side face **412** having a substantially flat portion **164**. Side face **412** is also formed with flat surfaces **166***a,b*, which project slightly from the flat portion **164**, and groove **436***c* that is sized to closely receive a corresponding tongue, such as the tongue **132** of block **100** shown in FIG. **1**. It is to be appreciated that the above-described cooperation of structure allows the tee block **400** to be used in a wall together with other blocks in the system such as blocks **100** or **200** described above.

FIG. **10** shows a portion of a course of blocks having stretcher blocks **100'**, a right corner block **300'** and a tee block **400'**. From FIG. **10**, it can be seen that where an end face such as end face **106'** having groove **136'** is stacked against an end face **306'** having groove **336***a*', the grooves **136'**, **336'** form a cylindrical void **168** that can be filled with mortar to prevent lateral movement of block **100'** relative to corner block **300'**.

Referring now to FIG. **11**, a cross block **500** for use in a block construction system, for example with block **100** (see FIG. **1**) is shown. As shown in FIG. **11**, the cross block **500** includes a top face **502** which includes a first portion **170** having a profile similar to the profile of the top face **102** of block **100** shown in FIG. **1** and a second flat portion **172**. Cross block **500** also includes end faces **506**, **508** that are similar to end faces **106**, **108** of block **100** shown in FIG. **1**. Also, it can be seen that the cross block **500** includes side faces **510** and **512** that each have a substantially flat portion **174**, **176** and a pair of flat surfaces which project slightly from a respective flat portion **174**, **176**, and each have a groove **536***a,b* that is sized to closely receive a corresponding tongue, such as the tongue **132** of block **100** shown in FIG. **1**. It is to be appreciated that the above-described cooperation of structure allows the cross block **500** to be

used in a wall together with other blocks in the system such as blocks **100** or **200** described above.

Referring now to FIG. **12**, a bond block **600** for use in a block construction system, for example with block **100** (see FIG. **1**) is shown. As shown in FIG. **12**, the bond block **600** includes a side faces **610**, **612** which are similar to the respective side faces **110**, **112** of block **100** shown in FIG. **1**. However, as shown, the block **600** has been formed with support surfaces **178***a-c* at the approximate mid-height of the block **600** to support horizontally oriented re-bar. It is to be appreciated that the above-described cooperation of structure allows the bond block **600** to be used in a wall together with other blocks in the system such as blocks **100** or **200** described above.

Referring now to FIG. **13**, a block **700** for use in a block construction system, for example with block **100** (see FIG. **1**) is shown. As shown in FIG. **13**, the block **700** is formed with a cutout **180** to accommodate vertically oriented re-bar. Specifically, the cutout **180** allows a piece of vertically oriented re-bar to be placed in the channel **748** without requiring the block **700** to be lifted above the vertically oriented re-bar. It is to be appreciated that the above-described cooperation of structure allows the block **700** to be, used in a wall together with other blocks in the system such as blocks **100** or **200** described above.

Referring now to FIG. **14**, a 45° block **800** for use in a block construction system, for example with block **100** (see FIG. **1**) is shown. As shown in FIG. **14**, the 45° block **800** includes end faces **806**, **808** which are similar to the respective end faces **106**, **108** of block **100** shown in FIG. **1**. However, as shown, the block **800** has been formed with end face **806** oriented at an angle of approximately 45° relative to end face **808**. It is to be appreciated that the above-described cooperation of structure allows the 45° block **800** to be used in a wall together with other blocks in the system such as blocks **100** or **200** described above.

Referring now to FIG. **15**, an end block **900** for use in a block construction system, for example with block **100** (see FIG. **1**) is shown. As shown in FIG. **15**, the end block **900** extends from end face **906** (which is similar to the end face **106** of block **100** shown in FIG. **1**) to a flat end face **908**. It is to be appreciated that the above-described cooperation of structure allows the end block **900** to be used in a wall together with other blocks in the system such as blocks **100** or **200** described above.

Referring now to FIG. **16**, a block **1000** for use in a block construction system, for example with block **100** (see FIG. **1**) is shown. As shown in FIG. **16**, the block **1000** is similar to block **100** shown in FIG. **1**, but is formed with an opening **182** on side face **1010** for accommodating an electrical outlet (not shown). Specifically, an electrical receptacle can be disposed in opening **182** and wires from the receptacle can be routed through hole **1049**. It is to be appreciated that the above-described cooperation of structure allows the block **1000** to be used in a wall together with other blocks in the system such as blocks **100** or **200** described above.

Referring now to FIG. **17**, a block **1100** for use in a block construction system, for example with block **100** (see FIG. **1**) is shown. As shown in FIG. **17**, the block **1100** is similar to block **100** shown in FIG. **1**, but is formed with an opening **184** on side face **1112** for accommodating a plumbing line (not shown). Specifically, a plumbing line such as a pipe can be routed within the wall through hole **1149** for exit from the wall through opening **184**. It is to be appreciated that the above-described cooperation of structure allows the block **1100** to be used in a wall together with other blocks in the system such as blocks **100** or **200** described above.

Referring now to FIG. **18**, a block **1200** for use in an indoor block construction system is shown. As shown in FIG. **18**, the block **1200** is somewhat similar to block **100** shown in FIG. **1**, but typically has a width, w (see FIG. **4**) of about four inches. As shown, block **1200** includes a top face **1202** and an opposed bottom face **1204** that each extend longitudinally from an end face **1206** to an end face **1208**. As further shown, the top face **1202** is formed with flat, raised portions **186***a-c*, longitudinally aligned edges **188** (for which exemplary edges **188***a* and **188***b* have been labeled) that are rounded and extend downwardly from a respective raised portion **186**. The top face **1202** is further formed with a pair of substantially flat horizontal stop surfaces **1218***a,b*.

Continuing with reference to FIG. **18**, it can be seen that the bottom face **1204** is formed with a pair of longitudinally aligned stop surfaces **1220***a,b*, flat, recessed portions **190** and curved surfaces **192** that are shaped to substantially conform to the rounded edges **188** on the top face **1202**, as shown. In addition, the end face **1208** is formed with a vertically aligned tongue **1232** and the end face **1206** is formed with a vertically aligned groove **1236** sized to closely receive a corresponding tongue **1232**, for example, from another block **1200**.

Referring now to FIG. **19**, a reinforcing system is shown and generally designated **2200**. System **2200** includes an upper plate **2202**, a lower plate **2204**, and a connecting bar **2206** which extends vertically between the lower plate **2204** and the upper plate **2202**.

Upper plate **2202** is formed with a surface **2208** which is shaped and sized to conform to the top face **102** of a construction block **100** (FIG. **1**). Similarly, lower plate **2204** is formed with a surface **2210** that is shaped and sized to at least partially conform to the bottom face **104** of a block **100**. Lower plate **2204** may also be formed with one or more mounting holes **2212** to facilitate nailing, screwing, or otherwise attaching lower plate **2204** to the ground. Also, lower plate **2204** may be formed with a threaded hole **2218** to receive the end of connecting bar **2206** that is formed with corresponding threads. The upper end of connecting bar **2206** may be formed with thread **2214** to receive a threaded nut **2216** once the connecting bar **2206** has been inserted through hole **2219** formed in the upper plate **2202**. In a preferred embodiment, connecting bar **2206** may be constructed of several shorter bar segments **2206***a*, **2206***b*, and **2206***c*. In this manner, as will be discussed in greater detail below in conjunction with FIG. **20**, the connecting bar **2206** may be installed into a wall constructed of the building blocks of the present invention once the wall is fully erected.

Referring now to FIG. **20**, a wall constructed of the building blocks **100** of the present invention, and incorporating the reinforcing system **2200** is shown with the vertical connecting bar **2206** shown in phantom. In use, the lower plate **2204** is positioned in place, and then a wall is constructed, such as the wall shown constructed of blocks **100** of the present invention.

Once the wall has been completed, the vertical connecting bar **2206** is inserted down into the holes **149** of blocks **100** and threaded into threaded hole **2218**. The construction of vertical connecting bar **2206** from several smaller pieces of bar, such as shown by vertical connecting bar pieces **2206***a*, **2206***b* and **2206***c*, allow for the insertion of a full-length connecting bar **2206**, despite construction of a wall of the present invention in locations with limited clearance above the walls.

Once the vertical connecting bar **2206** has been properly attached to lower plate **2204**, upper plate **2202** is positioned on top of the blocks **100** such that the vertical connecting bar

2206 extends through hole 2219 and rests on the top face 102 of the block 100. Once the upper plate 2202 is in position atop block 100, nut 2216 is threaded onto threads 2214 of connecting bar 2206 and tightened. As the nut 2216 tightens, the blocks 100 of the wall are captured firmly between the upper plate 2202 and the lower plate 2204 thereby preventing the relative movement of any block 100 within the wall. In fact, several reinforcing systems 2200 may be used in the same wall to provide for a block construction system which does not need mortar or concrete encased rebar in order to maintain its structural rigidity. Also, by not using any concrete or mortar in the formation of a wall incorporating the building blocks of the present invention, the wall may be erected, equipped with the reinforcing system 2200, and used for an extended period of time, yet providing for the easy demolition, removal, and re-use of the blocks 100.

While the particular block construction system as herein shown and disclosed in detail is fully capable of obtaining the objects and providing the advantages herein before stated, it is to be understood that it is merely illustrative of the presently preferred embodiments of the invention and that no limitations are intended to the details of construction or design herein shown other than as described in the appended claims.

What is claimed is:

1. A block construction system comprising:

a first block defining a longitudinal axis and having a top face and a bottom face with opposed side faces and opposed end faces extending therebetween, wherein said top face is formed with at least one substantially flat horizontal raised portion positioned between a pair of longitudinally aligned rounded edges, wherein said top face is further formed with a pair of substantially flat horizontal stop surfaces, with each said stop surface positioned between a respective rounded edge and a respective side face, and wherein said first block forms an opening extending vertically between said top face and said bottom face, with said opening being positioned between said rounded edges; and

a second block defining a longitudinal axis and having a top face and a bottom face with opposed side faces and opposed end faces extending therebetween, wherein said bottom face is formed with at least one substantially flat recessed portion positioned between a pair of longitudinally aligned curved surfaces that are shaped to substantially conform to said edges on said top face, said recessed portion for engaging said raised portion when said second block is stacked on said first block, wherein said bottom face is further formed with a pair of substantially flat horizontal stop surfaces, with each said stop surface positioned between a respective curved surface and a respective side face, said bottom face stop surfaces for engaging said top face stop surfaces to vertically align said first block with said second block, and wherein said second block forms an opening extending vertically between said top face and said bottom face of said second block with said second block opening being positioned between said curved surfaces, and further wherein said openings of said first block and said second block are vertically aligned when said second block is stacked on said first block to form a passageway through said blocks for receiving a support member.

2. A system as recited in claim 1 wherein said top face has a width, w, transverse to said longitudinally aligned rounded edges, said rounded edges have a radius of curvature, r, with

said radius of curvature being greater than approximately one twelfth of said block width (r>w/12).

3. A system as recited in claim 2 wherein said radius of curvature, r, is approximately one-half inches (r≈0.5 in.).

4. A system as recited in claim 1 wherein each said side is formed with a notch immediately below each said top face stop surface, each said notch for creating a longitudinally aligned channel with a said bottom face stop surface to simulate a mortar joint between said first and second blocks.

5. A system as recited in claim 1 wherein each said block is formed with a first end face and a second end face with said first end face formed with a vertically aligned tongue having a tongue surface with a radius of curvature, R, said tongue surface extending along said radius of curvature, R, approximately one-hundred eighty degrees, and said second end formed with a vertically aligned groove having a groove surface substantially conformal with said tongue surface to receive a said tongue from an adjacent block in a common course.

6. A system as recited in claim 5 wherein said top face has a width, w, transverse to said longitudinally aligned rounded edges and said radius of curvature of said tongue surface, R is greater than approximately one fourth the width of said block (r>w/4).

7. A system as recited in claim 5 wherein said radius of curvature of said tongue surface, R, is approximately one and one-half inches (r≈1.5 in.).

8. A block for use in a construction system utilizing a plurality of said blocks, said block defining a longitudinal axis and comprising:

a first end face and a second end face substantially parallel to each other and substantially perpendicular to the axis;

a first side face and a second side face substantially parallel to each other and to the axis;

a top face substantially parallel to the axis, with said top face including a pair of substantially planar stop surfaces terminating at respective side faces, a pair of longitudinally aligned rounded edges abutting respective shoulder surfaces, and a substantially planar raised surface positioned between the pair of rounded edges, wherein the raised portion is raised from the stop surfaces;

a bottom face substantially parallel to the top face and the axis, with said bottom face including a pair of substantially planar stop surfaces terminating at respective side faces and dimensioned to engage the stop surfaces on the top face of a juxtaposed block, a pair of longitudinally aligned curved surfaces abutting respective stop surfaces on the bottom lace, with the curved surfaces dimensioned to engage the rounded edges on the top face of the juxtaposed block, and a substantially planar recessed surface positioned between the pair of curved surfaces, wherein the recessed surface is recessed from the stop surfaces of the bottom face and is dimensioned to engage the raised surface of the top face of the juxtaposed block; and

an opening perpendicular to the axis and extending between said top face and said bottom face, with said opening being positioned between said rounded edges and said curved surfaces, wherein the opening aligns with the opening in the juxtaposed block to form a passageway to receive a support member.

9. A block

as recited in claim 8 wherein the second end face is formed with a vertically extending tongue having a tongue surface with a radius of curvature, R, wherein

said tongue surface extends along said radius of curvature, R, approximately one-hundred eighty degrees, with said tongue positioned approximately midway between said side faces of said block; and wherein said first end face is formed with a vertically extending groove having a groove surface substantially conformal with said tongue surface, said groove for receiving said tongue of a selected block positioned adjacent to said block in a common course to align the adjacent blocks and establish a hinge joint therebetween to accommodate minor vibration of said adjacent blocks during the service life of said system.

10. A system as recited in claim **9** wherein said end face of said block has a width, w, and said radius of curvature of said tongue surface, R is greater than approximately one fourth the width of said block (r>w/4).

11. A system as recited in claim **9** wherein said radius of curvature of said tongue surface, R, is approximately one and one-half inches (r≈1.5 in.).

12. A system as recited in claim **8** wherein said top face has a width, w, and said rounded edges have a radius of curvature, r, with said radius of curvature being greater than approximately one twelfth of said block width (r>w/12).

13. A system as recited in claim **12** wherein said radius of curvature, r, is approximately one-half inches (r≈0.5 in.).

14. A block as recited in **8** wherein the first end face includes a vertically-extending groove and the second end face includes a vertically-extending tongue dimensioned to engage the groove on the first end face of an adjacent block.

15. A block as recited in claim **14** wherein the top face includes a longitudinally-extending central slot formed in the raised portion, and wherein the bottom face includes a longitudinally-extending central tab formed in the recessed portion, with the tab dimensioned to engage the slot of the juxtaposed block.

16. A block as recited in claim **15** wherein the slot, tab, groove and tongue of the block are co-planar.

17. A block as recited in claim **8** wherein the first end face defines a vertical cutout extending through the top face and the bottom face, with said vertical cutout being in communication with the opening for insertion of a support element through the vertical cutout and into the passageway formed by a column of juxtaposed blocks.

18. A method for constructing a structure from a plurality of blocks comprising the steps of:

providing a plurality of blocks, with each block defining a longitudinal axis and comprising a first end face and a second end face substantially parallel to each other and substantially perpendicular to the axis, a first side face and a second side face substantially parallel to each other and to the axis, a top face and a bottom face substantially parallel to each other and to the axis, wherein said top face includes a pair of substantially planar stop surfaces terminating at respective side faces, a pair of longitudinally aligned rounded edges abutting respective shoulder surfaces, and a substantially planar raised surface positioned between the pair of rounded edges, with the raised portion being raised from the stop surfaces, wherein said bottom face includes a pair of substantially planar stop surfaces terminating at respective side faces and dimensioned to engage the stop surfaces on the top face of a juxtaposed block, a pair of longitudinally aligned curved surfaces abutting respective stop surfaces on the bottom face, with the curved surfaces dimensioned to engage the rounded edges on the top face of the juxtaposed block, and a substantially planar recessed surface positioned between the pair of curved surfaces, with the recessed surface being recessed from the stop surfaces of the bottom face and is dimensioned to engage the raised surface of the top face of the juxtaposed block, and wherein each block includes an opening perpendicular to the axis and extending between said top face and said bottom face, with said opening being positioned between said rounded edges and said curved surfaces;

placing a block in a desired location;

juxtaposing another block on the placed block, with said rounded edges of the placed block and said curved surfaces of the juxtaposed block directing the blocks into a proper alignment with the openings forming a vertically extending passageway; and

inserting a support element into the passageway.

19. A method as recited in claim **18** wherein the first end face of each block includes a vertically-extending groove and the second end face of each block includes a vertically-extending tongue dimensioned to engage the groove of an adjacent block, the method further comprising the step of:

positioning a selected block adjacent to the placed block with said groove of said selected block engaging said tongue of said placed block to align and secure the placed and selected blocks.

20. A method as recited in claim **18** wherein the first end face of each block defines a vertical cutout extending through the top face and the bottom face with said vertical cutout being in communication with the opening, the method further comprising the step of repeating the juxtaposing step to erect a column of blocks; and wherein, in the inserting step, the support element is inserted into the passageway of the column of juxtaposed blocks through the vertical cutouts in the blocks.

* * * * *

OPTION AGREEMENT

AGREEMENT made as of October 30, 2008 between Driver Passport, Inc., a North Dakota corporation (hereinafter called the "Company"), and Incablock International, LLC, a California limited liability corporation (hereinafter called "Optionee").

WHEREAS, the Company considers it desirable and in its best interest to grant to the Optionee options to purchase shares of the common stock, $.001 par value per share of the Company in consideration for the Optionee assigning all right, title and interest in and to United State Patent No. 7,305,803 and the invention disclosed and claimed therein.

NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

1. Grant of Option. The Company hereby grants to the Optionee the right, privilege, and option to purchase twenty million (20,000,000) shares of common stock (the "Shares") at an aggregate exercise price of $1.00 for all Shares, in the manner and subject to the conditions hereinafter provided. The exercise of this option is subject to the Company having the requisite number of shares authorized and available.

2. Time of Exercise of Option. The Option as to the Shares, or any of them, may be exercised by the Optionee commencing on the date hereof and continuing during the period not later than the termination date set forth in paragraph 4 hereof; and

3. Method of Exercise.

(a) The Option shall be exercised by written notice directed to the Company at its principal place of business, accompanied by payment of the Option price for the number of Shares specified and paid for. The Option may be exercised to purchase all or any number of full Shares specified and paid for.

(b) Payment for the Shares may be made by any one of the following methods: (1) by cash or check, or (2) delivery to the Company of a like number of Shares as the number exercised.

(c) The Company shall make immediate delivery of such Shares, provided that if any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action.

4. Termination of Option. Except as otherwise stated in this Agreement, the Option, to the extent not previously exercised shall terminate forthwith on October __, 2008, at 5:00 p.m., New York, New York time (the "Expiration Date").

Initials:
Driver Passport (RRZ)

875698.6

879573.4

5. Outstanding Option. The Option granted to the Optionee under this Agreement shall not be affected by any option previously granted to it to purchase Shares of the Company, if any.

6. Reclassification, Consolidation, or Merger. If and to the extent that the number of issued shares of Common Stock of the Company shall be increased or reduced by a change in par value, split-up, reclassification, distribution of a dividend payable in shares, or the like, the number of Shares subject to option and the Option price for them shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, the Optionee shall be entitled to receive options covering Shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the Shares subject to the Option immediately after the reorganization, consolidation, or merger over the aggregate option price of such Shares shall not be more than the excess of the aggregate fair market value of all Shares subject to the option immediately before such reorganization, consolidation, or merger over the aggregate option price of such Shares. The new option or assumption of the old Option shall not give the Optionee additional benefits which he did not have under the old Option.

7. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

DRIVER PASSPORT, INC.

By: ________________________________

Name: Randy R Brown

Title: CEO

ASSIGNMENT

WHEREAS, Incablock International, Inc., a California corporation, having a principal place of business at 3035 Degen Drive, Bonita, California, 91902 (hereinafter "Incablock"), owns all right, title, and interest in U.S. Patent No. 7,305,803, entitled "Block Construction System" (the '803 Patent); and

Driver Passport, Inc., a North Dakota corporation, having a principal place of business at 1168 12th Street NE, Grand Forks, North Dakota 58201 (hereinafter "Driver Passport"), desires to own the entire right, title, and interest in and to the '803 Patent.

NOW THEREFORE, be it known that, for good and valuable consideration, receipt of which is hereby acknowledged, Incablock hereby sells, assigns, transfers, and sets over to Driver Passport, its lawful successors and assigns, Incablock's entire right, title, and interest in and to the '803 Patent, and all reissues, reexaminations, and extensions thereof;

AND, Incablock hereby further covenants that it has the full right to convey the interest assigned by this Assignment, Incablock will take all action and execute all documents necessary to perfect the interest assigned hereby, and Incablock has not executed and will not execute any agreement in conflict with this Assignment;

AND, Incablock hereby further covenants and agrees that Incablock, through its officers and employees, will, without further consideration, communicate with Driver Passport, its successors and assigns, any facts known to Incablock and its officers and employees respecting the invention and testify in any legal proceeding, sign all lawful papers when called upon to do so, execute and deliver all papers that may be necessary or desirable to perfect the title to the invention in the United States in said Driver Passport, its successors and assigns, execute any reissue applications, make all rightful oaths, and generally do everything possible to aid Driver Passport, its successors and assigns, to obtain and enforce proper patent protection for the invention in the United States, it being understood that any expense incident to the execution of such papers shall be borne by Driver Passport, its successors and assigns.

IN TESTIMONY WHEREOF, each party has caused its authorized representative to execute this Assignment.

Incablock International, LLC	Driver Passport, Inc.
By: [signature]	By: [signature]
Its: LEGAL REPRESENTATIVE	Its: CEO
Date: 10-30-08	Date: 10-30-08

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<u>**AGREEMENT AND RELEASE**</u>

This Agreement (the "Agreement") is dated October 30, 2008 and is made by and between Driver Passport, Inc. (the "Company") and Randy Brown ("Affiliate").

WHEREAS, Affiliate is the owner of 25,500,000 shares of common stock of the Company (the "Shares");

WHEREAS, the Company is engaged in the provision of real-time, internet, driver security program allowing shippers to verify and validate the driver prior to loading cargo (the "Business")

WHEREAS, the Company has been unable to develop the Business to justify the expense of remaining as a public corporation;

WHEREAS, the Company has entered into and closed an Assignment Agreement, pursuant to which the Company acquired all right, title and interest in and to United States Patent No. 7,305,803 (the "Asset") in consideration of the issuance of an option to acquire 20,000,000 shares of common stock of the Company;

WHEREAS, the Company no longer desires to develop the Business and has elected to dispose of the assets relating to the Business;

WHEREAS, the Company and Affiliate have elected to enter into this Agreement pursuant to which the Company will sell all of the assets of the Company relating to the Business to Affiliate in consideration for the return of 16,575,000 of the shares of common stock of the Company for cancellation (the "Cancellation Shares");

WHEREAS, without admitting and specifically denying potential liability and in order to avoid further expense, costs, and time to litigate the any potential dispute between the parties, the

Company and Affiliate have reached a full and final agreement regarding the sale of the assets relating to the Business and return for cancellation of the Cancellation Shares; and

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and between the Company and Affiliate as follows:

1. Affiliate agrees to return to the Company the Cancellation Shares for cancellation.

2. In consideration for the items set forth in Section 1 above, the Company agrees to transfer all of the assets relating to the Business to the Affiliate.

3. (A) Upon receipt of the assets relating to the Business, Affiliate releases and discharges the Company, the Company's heirs, executors, successors, administrators, attorneys, insurers, and assigns from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against the Company, that Affiliate or its executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Agreement except for that certain note payable in the amount of $500,000 (the "Note").

(B) Except for the Note, Affiliate hereby agrees that it will assume all obligations, liabilities and losses ("Existing Liabilities") of the Company existing prior to the Company's acquisition of the Asset and Affiliate agrees to indemnify and hold the Company harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses,

including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees associated with the Existing Liabilities except expenses or losses associated with the Note.

4. Affiliate warrants and represents that no other person or entity has any interest in the matters released herein, and that it has not assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the matters released herein. Affiliate specifically represents that they are the owners of the Cancellation Shares and that there are no liens, mortgage, deed of trust, pledge, claim, security interest, covenant, restriction, easement, preemptive right, or any other encumbrance or charge of any kind.

5. The parties understand and agree that this Agreement, including the facts and circumstances underlying the Agreement shall forever be deemed confidential between the parties to the Agreement unless disclosure of the facts and circumstances is required by law.

6. Each party shall be responsible for their own attorneys' fees and costs.

7. Each party acknowledges and represents that: (a) they have read the Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

8. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral. Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has

made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

9. This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

10. Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

11. The Parties agree that this Agreement is governed by the Laws of the State of California and that any and all disputes that may arise from the provisions of this Agreement shall be tried in the State of California. The Parties agree to waive their right to trial by jury for any dispute arising out of this Agreement.

12. This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

Driver Passport, Inc.

____

Name: Rand R. Brown

Title: CEO

____

Randy Brown